POWER OF ATTORNEY

The undersigned, BLACKROCK ASSET MANAGEMENT IRELAND LIMITED, a company duly organized under the laws of Ireland
(the "Company"), does hereby make, constitute and appoint each of Robert Connolly, Howard Surloff, Edward Baer,
Bartholomew Battista, Daniel Waltcher, Karen Clark, Denis
Molleur, Daniel Ronnen, John Stelley, Brian Kindelan,
John Blevins, Richard Froio, Matthew Fitzgerald and Con
Tzatzakis acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4, 5, 13D, 13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

This power of attorney shall be governed by Irish law.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of 27th day of October, 2010.

BLACKROCK ASSET MANAGEMENT IRELAND LIMITED

By:  _/s/Geoff Radcliffe
Name: Geoff Radcliffe
Title:  Director